Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We have issued our reports dated March 13, 2009 with respect to the consolidated balance sheets of Harleysville National Corporation and subsidiaries as of December 31, 2008 and 2007 and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2008 and internal control over financial reporting included in the Annual Report on Form 10-K of Harleysville National Corporation for the year ended December 31, 2008, which are included in the Current Report on Form 8-K of First Niagara Financial Group, Inc. dated September 23, 2009. We hereby consent to the incorporation by reference of said reports in the Registration Statements of First Niagara Financial Group, Inc. on Forms S-3 (File No. 333-153640) and on Forms S-8 (File No. 333-105525, File No. 333-105526 and File No. 333-139004).
/s/ Grant Thornton LLP
Philadelphia, Pennsylvania
September 18, 2009